UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On August 5, 2015 Keurig Green Mountain, Inc. (the “Company” or “Keurig”) issued a press release announcing its third quarter results for the period ending June 27, 2015, and that it will hold a live audio webcast to discuss its third quarter results.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein to this Item 2.02 by reference.

The information in this Item 2.02 (including the exhibit attached hereto) is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.05                                           Costs Associated with Exit or Disposal Activities.

On July 31, 2015 the Board of Directors (the “Board”) of Keurig approved a multi-year productivity program intended to reduce structural costs and streamline organization structures to drive efficiency.  The program is expected to generate approximately $300 million in savings over the next three years with approximately $100 million of savings in fiscal 2016.  In connection with the program, the Company is expected to reduce its workforce by approximately 330 roles, or 5%, over the next two quarters.

Implementation of the productivity program is expected to result in cumulative pre-tax charges of $30-$35 million, primarily including costs associated with employee terminations and other business transition costs and asset impairments as a result of a business exit plan, beginning with an approximately $26 million charge in the fourth quarter of fiscal 2015.  Of the total anticipated initial charge, approximately $20 million is expected to be cash expenditures primarily related to employee termination costs.

The Company will file amendments to this Current Report on Form 8-K (this “Current Report”) to update the estimates set forth herein and to disclose new initiatives associated with the productivity program that in each case, individually or collectively, are determined to be significant.  Such amendments would be filed after the Company is able to make good faith determinations of the estimated amount or range of amounts by each major type and cost and the amounts of the charge that will result in future cash expenditures relating to such initiatives.

The amounts and timing of all estimates are subject to change until finalized.  The actual amounts and timing may vary materially based on various factors.  See “Cautionary Note Regarding Forward-Looking Statements” below.

A copy of the press release announcing the productivity program is attached to this Current Report as Exhibit 99.1 and is incorporated herein to this Item 2.05 by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On August 5, 2015 the Company entered into a transition agreement (the “Transition Agreement”) with John Whoriskey, the Company’s President, U.S. Sales and Marketing, who announced his intention to retire from the Company.

Pursuant to the terms of the Transition Agreement, the Company and Mr. Whoriskey have mutually agreed that Mr. Whoriskey will continue to serve in his current position until no earlier than September 28, 2015 and no later than December 31, 2015 (the date Mr. Whoriskey’s employment ends, the “Termination Date”).  At such time after September 28, 2015 as the Company deems appropriate, Mr. Whoriskey will resign from his position as President, U.S. Sales and Marketing and cease to be an executive officer, and transition to a role of executive advisor to the Chief Executive Officer until no later than December 31, 2015.

Unless Mr. Whoriskey’s employment terminates as a result of death, unilateral voluntary termination prior to September 28, 2015, mutual agreement between Mr. Whoriskey and the Company, or the Company’s termination of Mr. Whoriskey for cause, the Transition Agreement provides as follows:

•                  While an employee, Mr. Whoriskey will receive his current annual base salary of $442,000 per year in accordance with the Company’s normal payroll practices; Mr. Whoriskey will not be eligible for a merit increase for fiscal 2016;

•                  Mr. Whoriskey will be entitled to a pro rata portion of his fiscal 2016 annual incentive bonus, based on actual performance, payable at the time other recipients are paid their fiscal 2016 annual incentive bonus;

•                  Mr. Whoriskey will be entitled to participate in Company employee benefit plans until the earlier of his resignation as President, U.S. Sales and Marketing and the Termination Date;

•                  The Company will reimburse Mr. Whoriskey for the difference between the COBRA premium and the premium Mr. Whoriskey would have paid if he remained in employment until the earlier of (i) 12 months from the Termination Date, and (ii) when Mr. Whoriskey becomes eligible for coverage by another employer;

•                  Mr. Whoriskey will continue to vest in his equity awards throughout his employment.  Following the Termination Date, Mr. Whoriskey’s equity will be treated in accordance with the terms of the applicable award agreement for an involuntary termination not for cause, except that if Mr. Whoriskey is “Retirement Eligible” under the terms of a respective award agreement, and the respective award agreement provides for more favorable terms for “Retirement” than involuntary termination not for cause, the more favorable retirement terms will apply;

•                  The Company agrees to provide Mr. Whoriskey with Executive Outplacement services beginning on or after October 1, 2015 until March 31, 2016; and

•                  Mr. Whoriskey will continue to receive his base salary in accordance with the Company’s normal payroll practices for a period of 12 months from the Termination Date (the “Post-Termination Payments”).

In addition, Mr. Whoriskey will cease to be a participant in the Company’s Amended and Restated 2008 Change in Control Severance Benefit Plan on the earlier of the Termination Date and the date he resigns as President, U.S. Sales and Marketing.

In the event of a change in control (as defined under Treasury Regulation 1.409A-3(i)(5)(v) or (vii)) prior to the Termination Date, and Mr. Whoriskey is no longer a participant in the 2008 Change in Control Severance Benefit Plan, Mr. Whoriskey’s employment will terminate on the earlier of 60 days following the change in control or December 31, 2015, and in addition to his accrued obligations (comprised of his accrued but unpaid base salary, unreimbursed business expenses, and vested retirement account balances), Mr. Whoriskey will receive (i) within five business days after the termination date a lump sum equal to the remaining unpaid Post-Termination Payments, (ii) if not previously paid, within five business days after the termination date an amount equal to his pro-rated target fiscal 2016 annual incentive bonus, and (iii) his outstanding unvested equity will fully vest immediately prior to the change in control (in the case of unearned performance stock units, a number of units will immediately vest as if 100% of the target award had been earned).

In the event of a change in control after the Termination Date, Mr. Whoriskey will receive (i) a lump sum equal to the remaining unpaid Post Termination Payments, and (ii) if the change in control occurs prior to the end of the performance period for the fiscal 2016 annual incentive bonus, then in lieu of receiving a fiscal 2016 annual incentive bonus based on actual performance Mr. Whoriskey shall receive a lump sum equal to her target pro-rated fiscal 2016 annual incentive bonus, in each case not later than five business days after the change in control.

If Mr. Whoriskey should die prior to the Termination Date, in addition to his accrued obligations, the Transition Agreement provides for, if the death occurs prior to the last day of fiscal 2015, an annual incentive bonus equal to his pro-rated target fiscal 2015 annual incentive bonus and, if the death occurs after the last day of fiscal 2015, an annual incentive bonus equal to his target fiscal 2015 annual incentive bonus based on actual company performance plus a lump sum payment in an amount equal to his pro-rated target fiscal 2016 annual incentive bonus.  In the event of death, Mr. Whoriskey’s equity will be treated as provided for in the applicable grant agreement for termination of employment due to death.

Mr. Whoriskey will be bound by a confidentiality covenant, a 12-month non-compete obligation and a 12-month non-solicitation obligation following termination of his employment.  Portions of Mr. Whoriskey’s compensation remain subject to recoupment according to the terms and conditions of the Transition Agreement.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the text of the Transition Agreement which is filed as Exhibit 10.1 hereto and incorporated herein to this Item 5.02 by reference.

Item 7.01                                           Regulation FD Disclosure.

On July 31, 2015 the Board approved and authorized the repurchase, on or prior to July 31, 2017, of up to an additional $1.0 billion of shares of outstanding common stock of the Company (the “2015 Share Repurchase Program”).  As of June 27, 2015, before the July 2015 repurchase authorization, the Company had $264.5 million remaining under its existing repurchase program.

Repurchases may be made pursuant to the 2015 Share Repurchase Program at such price or prices as the Company may determine from time to time to be advisable, with such repurchases to be effected in open market or privately negotiated transactions, block purchases or exchange or non-exchange transactions, and using such broker-dealer or broker-dealers as the Company may determine.  Amounts used to purchase shares under the 2015 Share Repurchase Program may come from cash on hand, cash from operations, and funds available through our existing credit facility.  The Company may enter into Rule 10b5-1 plans to effect some or all of the repurchases.  The Company may suspend or terminate the 2015 Share Repurchase Program at any time.

The press release announcing the approval of the 2015 Share Repurchase Program is attached to this Current Report as Exhibit 99.1 and is incorporated herein to this Item 7.01 by reference.  The information in this Item 7.01 (including the exhibit attached hereto) is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01                                           Other Events.

The Board of Keurig has rescheduled the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) from Thursday, January 28, 2016 to Thursday, March 10, 2016 at 10:00 a.m. Eastern Time at the Spruce Peak Arts Center, 122 Hourglass Drive, Stowe, VT 05672.  The Company is reverting to its prior schedule of holding its annual stockholder meeting in March of each year which it diverted from for its January 2015 meeting.

Because the date of the 2016 Annual Meeting is more than 30 days after the anniversary of the 2015 annual meeting of stockholders, in accordance with Rule 14a-8 under the Exchange Act a new deadline has been set for submission of proposals by stockholders intended to be included in the Company’s 2016 proxy statement and form of proxy.  Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is received by the Secretary of the Company at 33 Coffee Lane, Waterbury, VT, 05676 by the close of business on September 23, 2015, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials.  Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 and other applicable law, in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s amended and restated bylaws, stockholders who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s amended and restated) is received by the Secretary of the Company at

33 Coffee Lane, Waterbury, VT, 05676 no earlier than December 11, 2015 and no later than the close of business on January 10, 2016.  Any such proposal must meet the requirements set forth in the Company’s amended and restated bylaws and other applicable law in order to be brought before the 2016 Annual Meeting.

The record date for stockholders eligible to notice of, and to vote at, the 2016 Annual Meeting has not yet been set by the Board and will be included in the Company’s proxy statement for the 2016 Annual Meeting.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Transition Agreement by and between Keurig Green Mountain, Inc. and John Whoriskey dated August 5, 2015.

99.1	Press Release of Keurig Green Mountain, Inc. issued August 5, 2015.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, the matters discussed in this Current Report, including the Company’s productivity program, succession planning, and share repurchase program, are “forward-looking statements” within the meaning of the applicable securities laws and regulations.  Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those stated here, including, but not limited to, the risks set forth in the Company’s Annual Report on Form 10-K for the year ended September 27, 2014.  Forward-looking statements reflect management’s analysis as of the date of this Current Report.  Except as expressly set forth herein, the Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer and Treasurer

Date: August 5, 2015

Index to Exhibits

Exhibit No.	Description

10.1	Transition Agreement by and between Keurig Green Mountain, Inc. and John Whoriskey dated August 5, 2015.

99.1	Press Release of Keurig Green Mountain, Inc. issued August 5, 2015.